Exhibit 99.2

                            SOUTHERN CAPITAL CORP.
                                 AND SUBSIDIARY

                   Consolidated Financial Statements for the
                     Years Ended December 31, 1995 and 1994
                        and Independent Auditors' Report

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

TABLE OF CONTENTS
- -----------------------------------------------------------------------------
                                                                        Page

INDEPENDENT AUDITORS' REPORT                                              1

FINANCIAL STATEMENTS FOR THE YEARS ENDED
     DECEMBER 31, 1995 AND 1994:

     Consolidated Balance Sheets                                          2

     Consolidated Statements of Income                                    3

     Consolidated Statements of Stockholders' Equity                      4

     Consolidated Statements of Cash Flows                               5-6

     Notes to Consolidated Financial Statements                         7-15

INDEPENDENT AUDITORS' REPORT


To the Directors and Stockholders
Southern Capital Corp.
Richmond, Virginia

We have audited the accompanying consolidated balance sheets of Southern Capital, Corp. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Southern Capital Corp. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Richmond, Virginia
March 1, 1996

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 1995 AND 1994


- -----------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                           1995               1994

Cash and cash equivalents                                                                $      407,436    $     591,063
                                                                                         --------------    -------------
Investments:
    Interest-bearing time deposits                                                              118,348          104,547
    Investment securities:
       Investments held to maturity (at amortized cost, fair value of
          $2,150,215 and $2,288,694, respectively)                                            2,102,894        2,330,712
       Investments available for sale (at estimated fair value,
          amortized cost of $896,157 and $1,006,036, respectively)                              961,405          918,194
                                                                                         --------------    -------------

                           Total investments                                                  3,182,647        3,353,453
                                                                                         --------------    -------------

Notes and accounts receivable:
    Premiums and fees receivable (net of allowance for
       doubtful accounts of $103,600 in 1995 and 1994)                                          784,610          761,761
    Notes receivable                                                                                  -            7,176
    Accounts receivable reinsurer                                                                37,547           37,547
    Refundable income taxes                                                                     308,734          243,850
    Other receivables                                                                           162,396          201,559
                                                                                         --------------    -------------

                           Total notes and accounts receivable                                1,293,287        1,251,893
                                                                                         --------------    -------------

Accrued interest receivable                                                                      45,424           48,058
Title plant                                                                                      42,534                -
Property and equipment, net                                                                     541,724          405,562
Deferred income tax asset                                                                       442,196          439,186
Other real estate owned                                                                         158,781          158,781
Other assets                                                                                     78,929          140,458
                                                                                         --------------    -------------

TOTAL ASSETS                                                                             $    6,192,958    $   6,388,454
                                                                                         ==============    =============

See notes to consolidated financial statements.


- ---------------------------------------------------------------------------------------------------------------------------------
 LIABILITIES AND STOCKHOLDERS' EQUITY                                                          1995             1994

 LIABILITIES:
     Accounts payable                                                                    $     198,596    $      154,936
     Reserve for policy claims                                                               1,064,105         1,114,779
     Accrued and other liabilities                                                              66,263            56,844
     Deferred income tax liability                                                             741,059           708,052
     Negative goodwill (net of accumulated amortization
         of $1,010,801 in 1995 and $712,374 in 1994)                                         1,973,472         2,271,899
                                                                                         -------------    --------------

                           Total liabilities                                                 4,043,495         4,306,510
                                                                                         -------------    --------------

 STOCKHOLDERS' EQUITY:
     Common stock of $1 par value per share -
         authorized, 5,000 shares;
         issued and outstanding, 100 shares                                                        100               100
     Additional paid-in capital                                                                204,400           204,400
     Retained earnings                                                                       1,901,896         1,932,012
     Net unrealized gain (loss) on investments
         available for sale, net of tax of $(22,181)
         in 1995 and $33,274 in 1994                                                            43,067           (54,568)
                                                                                         -------------    --------------

                           Total stockholders' equity                                        2,149,463         2,081,944
                                                                                         -------------    --------------








 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $   6,192,958    $    6,388,454
                                                                                         =============    ==============

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 1995 AND 1994


- ---------------------------------------------------------------------------------------------------------------------------------

                                                                                           1995              1994
REVENUES:
    Title insurance premiums                                                         $   6,763,222     $    8,460,596
    Abstract and related income                                                          1,497,045          1,148,063
    Interest and dividend income                                                           238,034            209,815
    Net gain on sale of investments                                                         91,159             32,170
    Loss on sale of foreclosed property                                                          -            (31,432)
    Gain on sale of property and equipment                                                   3,108              5,146
    Amortization of negative goodwill                                                      298,427            298,427
    Other                                                                                  208,887            110,771
                                                                                     -------------     --------------

                           Total revenues                                                9,099,882         10,233,556
                                                                                     -------------     --------------

EXPENSES:
    Commissions to agents                                                                3,145,028          4,244,464
    Salaries and employee benefits                                                       3,641,191          3,466,778
    Provision for policy claims                                                            319,868            201,417
    Office occupancy and operations                                                      1,156,537            920,756
    Taxes and licenses                                                                     432,798            463,034
    Professional fees                                                                      118,571             94,720
    Other                                                                                  553,660            482,603
                                                                                     -------------     --------------

                           Total expenses                                                9,367,653          9,873,772
                                                                                     -------------     --------------

INCOME BEFORE INCOME TAXES                                                                (267,771)           359,784

INCOME TAX BENEFIT                                                                        (237,655)           (56,655)
                                                                                     -------------     --------------

NET INCOME (LOSS)                                                                    $     (30,116)    $      416,439
                                                                                     =============     ==============


See notes to consolidated financial statements.

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 1995 AND 1994


- ---------------------------------------------------------------------------------------------------------------------------------


                                              Common Stock        Additional                 Net Unrealized
                                            Shares                  Paid-in      Retained    Gain (Loss) on
                                            Issued     Amount       Capital      Earnings      Investments        Total
BALANCE, JANUARY 1, 1994                      100     $  100     $  204,400   $  1,515,573      $  25,557    $  1,745,630

     Net income                                 -          -              -        416,439              -         416,439

     Net unrealized loss on investments
        available for sale                      -          -              -              -        (80,125)        (80,125)
                                            -----     ------     ----------   ------------      ---------    ------------

BALANCE, DECEMBER 31, 1994                    100        100        204,400      1,932,012        (54,568)      2,081,944

     Net loss                                   -          -              -        (30,116)             -         (30,116)

     Net unrealized gain on investments
        available for sale                      -          -              -              -         97,635          97,635
                                            -----     ------     ----------   ------------      ---------    ------------

BALANCE, DECEMBER 31, 1995                    100     $  100     $  204,400   $  1,901,896      $  43,067    $  2,149,463
                                            =====     ======     ==========   ============      =========    ============



See notes to consolidated financial statements.

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1995 AND 1994


- -----------------------------------------------------------------------------------------------------------------------


                                                                                            1995             1994
OPERATING ACTIVITIES:
     Net income (loss)                                                               $      (30,116)    $     416,439
     Adjustments to reconcile net income (loss)
        to net cash used in operating activities:
        Depreciation                                                                         91,390            58,436
        Gain on sale of property and equipment                                               (3,108)           (5,146)
        Gain on sale of investments                                                         (91,159)          (32,170)
        Net amortization of premium on bonds                                                 10,397            10,704
        Amortization of negative goodwill                                                  (298,427)         (298,427)
        Loss on sale of foreclosed property                                                       -            31,432
        Deferred income taxes                                                               (25,461)           97,668
        Change in assets and liabilities:
           Premiums and fees receivable                                                     (22,849)          249,487
           Accounts receivable reinsurer                                                          -            (6,546)
           Refundable income taxes                                                          (64,884)         (112,648)
           Accrued interest receivable                                                        2,634            (7,788)
           Other assets                                                                     100,692          (190,382)
           Accounts payable                                                                  43,660           (48,778)
           Reserve for policy claims                                                        (50,674)         (685,907)
           Other liabilities                                                                  9,419           (40,425)
                                                                                     --------------     -------------

                           Net cash used in operating activities                           (328,486)         (564,051)
                                                                                     --------------     -------------

INVESTING ACTIVITIES:
     Proceeds from sale of investments available for sale                                   386,961           263,359
     Proceeds from maturities of investments held to maturity                               317,226           206,000
     Proceeds from sale of time deposits                                                    158,337           152,813
     Purchase of investments available for sale                                            (186,147)          (84,678)
     Purchase of investments held to maturity                                               (99,578)       (1,152,956)
     Purchase of time deposits                                                             (172,138)         (156,390)
     Payments received on notes receivable                                                    7,176            14,326
     Proceeds from sale of property and equipment                                             3,993             6,017
     Purchase of property and equipment                                                    (228,437)         (276,862)
     Proceeds from sale of foreclosed property                                                    -           280,031
     Purchase of foreclosed property                                                              -          (470,244)
     Purchase of title plant                                                                (42,534)                -
                                                                                     --------------     -------------

                           Net cash provided by (used in) investing activities              144,859        (1,218,584)
                                                                                     --------------     -------------


                                                                                                          (Continued)


SOUTHERN CAPITAL CORP. AND SUBSIDIARY

YEARS ENDED DECEMBER 31, 1995 AND 1994



- -----------------------------------------------------------------------------------------------------------------------

                                                                                            1995             1994
FINANCING ACTIVITIES - Principal repayments on borrowings                                         -          (100,000)
                                                                                     --------------     -------------

NET DECREASE IN CASH                                                                       (183,627)       (1,882,635)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                591,063         2,473,698
                                                                                     --------------     -------------

CASH AND CASH EQUIVALENTS, END OF YEAR                                               $      407,436     $     591,063
                                                                                     ==============     =============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for interest expense                                  $            -     $       2,701
     Cash received during the year for income tax refund                             $      147,313     $           -




See notes to consolidated financial statements.

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1995 AND 1994
- -------------------------------------------------------------------------------


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The following is a summary of the significant accounting policies of Southern Capital Corp. and its subsidiary:

      Organization - Southern Capital Corp. (the "Company") was incorporated on June 29, 1992 for the purpose of acquiring Investors Southern Corporation ("Investors Southern"). The Company purchased Investors Southern from the Resolution Trust Corporation (RTC) as of the close of business on August 10, 1992 and commenced operations on August 11, 1992. This transaction has been accounted for using the purchase method of accounting.

      Nature of Operations - The Company issues title insurance policies through branch offices and independent agencies in Mid-Atlantic states of the United States. The Company's business is concentrated in the Commonwealth of Virginia.

      Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Basis of Presentation - The consolidated financial statements include the accounts of Southern Capital Corp. and its subsidiary, Investors Southern Corporation. Southern Title Insurance Corporation ("Southern"), Southern Title Agency Corporation (formerly Commonwealth Title Corporation), Southern Abstractors Corporation and Glasgow Enterprises, Inc. are wholly owned subsidiaries of Investors Southern. Southern Title Services Corporation is a wholly owned subsidiary of Southern. Glasgow Enterprises, Inc., maintains ownership percentages in the following companies, Southern Title Agency L.C. (formerly University Title L.C.), 100%; Southern Title of Ohio, Inc., 75%; Southern Title of the Peninsula, Inc., 70%; Southern Title of Chesapeake, Inc., 70%; Southern Title of North Carolina, L.L.C., 50%; Virginia First Title and Escrow, L.L.C., 50%; Attorneys' Title Insurance Company, L.L.C., 50%. For financial reporting purposes, the assets, liabilities, results of operations and cash flows, of the subsidiaries of Glasgow Enterprises, Inc., are included in the Company's consolidated financial statements since the date of acquisition. The outside investors' interest is reflected as minority interest in the Company's financial statements to the extent the investor's investment exceeds accumulated losses. All significant intercompany accounts and transactions have been eliminated.

      Investment Securities - The Company classifies its investments in debt and equity securities with readily determinable fair values as either trading, held to maturity, or available for sale. The Company does not have any securities classified as trading. Securities classified as held to maturity are accounted for at amortized cost, and require the Company to have both the positive intent and ability to hold those securities to maturity. All other securities are classified as available for sale and are carried at fair value with unrealized gains and losses included in stockholders' equity on an after tax basis. Realized gains or losses on the sale of investments are recognized at the time of sale using the amortized cost of the specific security sold.

      Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is charged to expense over the estimated useful lives of the assets and is computed using the straight-line method for financial reporting purposes. Depreciation for tax purposes is computed based upon accelerated methods. The costs of major renewals or improvements are capitalized while the costs of ordinary maintenance and repairs are charged to expense as incurred.

      Other Real Estate Owned - Assets acquired in settlement of claims are carried at estimated realizable value. Adjustments to reported estimated realizable values and realized gains and losses on dispositions are recorded as increases or decreases in income.

      Revenue Recognition - Title insurance premiums are recognized as income when policies are issued or liabilities are incurred under title commitments, whichever occurs first. An allowance for credits is provided for unearned premiums.

      Reserve for Policy Claims - Liabilities for reported claims are based on management's estimate of the ultimate loss. Reserves for losses incurred but not reported (IBNR) are estimated based on the use of actuarial methods. Such liabilities are reviewed and updated by management, and any adjustments resulting therefrom are reflected in income currently. Actual results could differ from these estimates.

      Reinsurance - In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk in various areas of exposure with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the reinsured policy. Reinsurance is charged against title insurance premiums for financial reporting purposes.

      Escrow and Trust Deposits - As a service to its customers, the Company administers escrow and trust deposits representing undisbursed amounts received for settlements of mortgage loans and indemnities against specific title risks. These funds are not considered assets of the Company and therefore are excluded from the accompanying consolidated balance sheet.

      Income Taxes - The Company uses an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. The taxable or deductible amounts are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

      Negative Goodwill - Negative goodwill resulted from the purchase of Investors Southern in 1992. Negative goodwill is being amortized on a straight-line basis over 10 years.

      Statement of Cash Flows - The statement of cash flows is presented using the indirect method which reconciles net income to net cash flows from operating activities. The Company's definition of cash and cash equivalents includes short-term, highly-liquid investments with maturities of three months or less at date of purchase.

2.    INVESTMENTS




      Investments as of December 31, 1995 and 1994 consist of:
                                                                                    1995

                                                                            Gross            Gross         Estimated
                                                           Amortized     Unrealized       Unrealized         Fair
                                                             Cost           Gains           Losses           Value
           HELD TO MATURITY:
               Bonds and Notes:
                  U.S. Government and
                      government agencies
                      and authorities                  $      299,684    $       660     $        -     $     300,344
                  Political subdivisions of states          1,187,014         31,619             15         1,218,618
                  Public utilities                            616,196         15,057              -           631,253
                                                       --------------    -----------     ----------     -------------

                                                            2,102,894         47,336             15         2,150,215
                                                       --------------    -----------     ----------     -------------

           AVAILABLE FOR SALE:
               Common stocks:
                  Industrials and utilities                   203,775         10,807          3,498           211,084
                  Financial institutions                      200,671         40,291          7,904           233,058
                  Communication                               100,000              -              -           100,000
               Preferred stocks:
                  Industrials and utilities                   348,827         32,232          1,108           379,951
                  Financial institutions                       42,884              -          5,572            37,312
                                                       --------------    -----------     ----------     -------------

                                                              896,157         83,330         18,082           961,405
                                                       --------------    -----------     ----------     -------------

           Total Investments                           $    2,999,051    $   130,666     $   18,097     $   3,111,620
                                                       ==============    ===========     ==========     =============




                                                                                    1994

                                                                            Gross            Gross         Estimated
                                                           Amortized     Unrealized       Unrealized         Fair
                                                             Cost           Gains           Losses           Value
           HELD TO MATURITY:
               Bonds and Notes:
                  U.S. Government and
                      government agencies
                      and authorities                  $      299,936    $        -     $    11,668     $     288,268
                  Political subdivisions of states          1,293,857           869          20,829         1,273,897
                  Public utilities                            736,919           653          11,043           726,529
                                                       --------------    ----------     -----------     -------------

                                                            2,330,712         1,522          43,540         2,288,694
                                                       --------------    ----------     -----------     -------------

           AVAILABLE FOR SALE:
               Common stocks:
                  Industrials and utilities                   332,269        18,459          44,222           306,506
                  Financial institutions                      227,904         1,354          35,696           193,562
               Preferred stocks:
                  Industrials and utilities                   402,979             -          23,853           379,126
                  Financial institutions                       42,884             -           3,884            39,000
                                                       --------------    ----------     -----------     -------------

                                                            1,006,036        19,813         107,655           918,194
                                                       --------------    ----------     -----------     -------------

           Total Investments                           $    3,336,748    $   21,335     $   151,195     $   3,206,888
                                                       ==============    ==========     ===========     =============



      Proceeds from sales of investments available for sale were $386,961 and $263,359 in 1995 and 1994, respectively. Gross gains of $130,237 and $31,736 were realized on sales in 1995 and 1994, respectively. Gross losses of $39,304 were realized in 1995. No losses were realized in 1994.

      The contractual maturities of bonds and notes as of December 31, 1995 are as follows:


                                                                   Estimated
                                                Amortized            Fair
                                                  Cost               Value

 Due in one year or less                     $     435,726      $      436,415
 Due after one year through five years             978,794             995,688
 Due after five years through ten years            688,374             718,112
                                             -------------      --------------
                                             $   2,102,894      $    2,150,215
                                             =============      ==============

3.    PROPERTY AND EQUIPMENT

      Property and equipment at December 31, 1995 and 1994 are summarized as follows:



                                                                       1995             1994
           Furniture, fixtures and equipment                       $   584,228       $   357,716
           Leasehold improvements                                      117,753           117,753
           Automobiles                                                       -             1,483
                                                                   -----------       -----------

                                                                       701,981           476,952
           Less accumulated depreciation and amortization              160,257            71,390
                                                                   -----------       -----------

                                                                   $   541,724       $   405,562
                                                                   ===========       ===========


      Depreciation and amortization charged to operations was $91,390 and $58,436 for the years ended December 31, 1995 and 1994, respectively.


4.    REGULATORY REQUIREMENTS

      Southern is subject to certain minimum levels of capital and surplus as required by statutes of the states in which it is authorized to do business. Southern is also subject to regulations under which the payment of certain dividends requires the prior approval of applicable insurance regulatory authorities. At December 31, 1995, Southern exceeded all minimum statutory capital requirements.

      At December 31, 1995, investments and certificates of deposits with a book value of $908,654 were either on deposit with various regulatory authorities or held by Southern in accordance with statutory requirements for the protection of its policyholders.


5.    RETIREMENT PLAN

      The Company has a 401(k) profit sharing plan (the "Plan") covering employees who meet the participation requirements outlined in the Plan. The Company's contribution aggregated $24,007 and $28,275 for the years ended December 31, 1995 and 1994, respectively. Contributions to the Plan are made based on a matching percentage of employee contributions as designated in the Plan.

6.    LIABILITY FOR UNPAID CLAIMS AND CLAIMS ADJUSTMENT EXPENSES

      Activity in the liability for unpaid known claims and claim adjustment expense is summarized as follows:



                                                                                        1995              1994
           Balance at January 1                                                     $   1,114,779    $    1,800,686

               Less reinsurance recoverables                                               37,547            31,001
                                                                                    -------------    --------------

           Net balance at January 1                                                     1,077,232         1,769,685
                                                                                    -------------    --------------

           Incurred related to:
               Current year                                                               107,816            50,140
               Prior years                                                                212,052           151,277
                                                                                    -------------    --------------

           Total incurred                                                                 319,868           201,417
                                                                                    -------------    --------------

           Paid related to:
               Current year                                                                62,240           188,281
               Prior years                                                                308,302           705,589
                                                                                    -------------    --------------

           Total paid                                                                     370,542           893,870
                                                                                    -------------    --------------

           Net balance at December 31                                                   1,026,558         1,077,232

               Plus reinsurance recoverables                                               37,547            37,547
                                                                                    -------------    --------------

           Balance at December 31                                                   $   1,064,105    $    1,114,779
                                                                                    =============    ==============


      As a result of changes in estimates of insured events in prior years, the provision for claims and claim adjustment expenses (net of reinsurance recoveries of $6,546 in 1994) increased by $118,451 and decreased by $556,166 in 1995 and 1994, respectively.

      State insurance regulations require an insurer to obtain reinsurance to limit the primary insurer's coverage. The Company has elected reinsurance limits lower than the State requirements. Although the ceding of insurance does not discharge an insurer from its primary liability to an insured, the reinsuring company assumes the related liability and, accordingly, the ceding company's liabilities do not include amounts for reinsured exposures. Premiums earned in 1995 and 1994 exclude $162,841 and $141,385, respectively, of charges for reinsurance ceded to reinsurance companies. Reinsurance expected to be recovered on claims filed was $37,547 as of December 31, 1995 and 1994.

7.    INCOME TAXES

      Deferred tax assets recognized of $442,196 and $439,186 at December 31, 1995 and 1994, respectively, in the financial statements relate primarily to temporary differences in the book basis and tax basis of depreciable assets and from claims incurred but not reported calculations. Deferred tax liabilities of $741,059 and $708,052, respectively, related primarily to temporary differences in the premium reserve calculation.

      At December 31, 1995 and 1994, the Company had capital loss carryovers for income tax purposes of $254,124 and $345,283, respectively. For financial reporting purposes, a valuation allowance of $188,876 and $345,283, respectively, has been recognized to offset the deferred tax asset related to these items.

      At December 31, 1995, the Company had a net operating loss carryforward of $180,313.

      The components of the benefit for federal and state income taxes are as follows:


                                                  1995             1994

           Current:
               Federal                       $   (212,194)      $   (95,765)
               State                                    -           (58,558)

           Deferred:
               Federal                            (25,461)          124,134
               State                                    -           (26,466)
                                             ------------       -----------

           Total income tax benefit          $   (237,655)      $   (56,655)
                                             ============       ===========

      The following is a reconciliation of the expected tax expense with the reported expense for the years ended December 31, 1995 and 1994:


                                                                 1995                                1994

                                                                       Percent of                         Percent of
                                                                         Pre-Tax                            Pre-Tax
                                                          Amount         Income              Amount         Income


           Expected tax expense (benefit)            $    (91,216)       (34.0)%          $   122,327        34.0%

           State income tax, net of
               Federal tax benefit                              -          -                  (56,116)      (15.6)
           Tax exempt income                              (34,649)       (12.9)               (42,460)      (11.8)
           Utilization of capital loss
               carryforwards                                    -          -                   19,808         5.5
           Depreciable assets                                   -          -                  (25,472)       (7.1)
           Amortization of negative
               goodwill                                  (101,465)       (37.8)               (99,486)      (27.7)
           Other                                          (10,325)        (3.9)                24,744         6.9
                                                     ------------       ------            -----------      ------

           Total                                     $   (237,655)       (88.6)%          $   (56,655)      (15.8)%
                                                     ============       ======            ===========      ======


8.    COMMITMENTS

      The Company leases the majority of its offices and certain equipment under noncancellable operating lease agreements. Future minimum lease payments under these lease agreements are as follows as of December 31, 1995:


           1996                                                     $   338,787
           1997                                                         256,644
           1998                                                         205,515
           1999                                                           4,200
                                                                    -----------

           Total future minimum lease payments                      $   805,146
                                                                    ===========



      Total rental expense under noncancellable operating leases was $395,916 and $238,458 in 1995 and 1994, respectively.

9.    DISCLOSURES CONCERNING THE FAIR VALUE OF FINANCIAL INSTRUMENTS

      The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107 ("SFAS 107"), "Disclosures about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company based on available market information and appropriate valuation methodologies. However, considerable judgment is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

      Cash and short-term investments. The nature of these instruments and their relatively short maturities provides for the reporting of fair value equal to the historical cost.

      Accounts, notes receivable and accounts payable. The nature of these instruments and their relatively short maturities provides for the reporting of fair value equal to the historical cost.

      Investment securities. The fair value of investment securities is based on quoted market prices. The fair value of the Company's investment securities is disclosed in Note 2 of these financial statements.



                                  * * * * * *

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET
JUNE 30, 1996 (Unaudited)
(amounts in thousands)



- --------------------------------------------------------------------------------------------

ASSETS

Cash and cash equivalents                                                        $      982
                                                                                  ----------
Investments:
    Interest-bearing time deposits                                                       63
    Investment securities:
       Investments held to maturity (at amortized cost, fair value of
          $1,994)                                                                     1,979
       Investments available for sale (at estimated fair value,
          amortized cost of $511)                                                       865
                                                                                 ----------
                           Total investments                                          2,907

Notes and accounts receivable:
    Premiums and fees receivable (net of allowance for
       doubtful accounts of $1)                                                         953
    Notes receivable                                                                      3
    Accounts receivable reinsurer                                                        20
    Refundable income taxes                                                             192
    Other receivables                                                                     6
                                                                                 ----------
                           Total notes and accounts receivable                        1,174

Accrued interest receivable                                                              61
Title plant                                                                           3,544
Property and equipment, net                                                             984
Excess of cost over fair value of net assets acquired, net                             8,55
Deferred income tax asset                                                               442
Other real estate owned                                                                 386
Other assets                                                                            166
                                                                                 ----------
TOTAL ASSETS                                                                     $   11,501
                                                                                 ==========

See notes to consolidated financial statements.

- ----------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
    Borrowed funds                                            $      682
    Accounts payable                                                  99
    Capitalized lease payable                                        158
    Reserve for policy claims                                        945
    Accrued and other liabilities                                     53
    Deferred income tax liability                                    655
                                                              ----------

                          Total liabilities                        2,592

STOCKHOLDERS' EQUITY:
    Common stock of $1 par value per share -
        authorized, 5,000 shares;
        issued and outstanding, 100 shares                             -
    Additional paid-in capital                                     7,129
    Retained earnings                                              1,788
    Net unrealized gain (loss) on investments
        available for sale                                            (8)

                          Total stockholders' equity               8,909



TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $   11,501
                                                              ==========


SOUTHERN CAPITAL CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (Unaudited)
(amounts in thousands)

- ----------------------------------------------------------------------------------------------------------------------


                                                                   1996          1995
REVENUES:
    Title insurance premiums                                     $   3,350     $   3,037
    Abstract and related income                                      1,077           533
    Interest and dividend income                                       117           112
    Net gain on sale of investments                                     88            47
    Gain on sale of property and equipment                              19             -
    Amortization of negative goodwill                                  124           149
    Other                                                                8            63
                                                                 ---------     ---------

                           Total revenues                            4,783         3,941
                                                                 ---------     ---------

EXPENSES:
    Commissions to agents                                            1,323         1,419
    Commissions to underwriters                                         38            59
    Salaries and employee benefits                                   2,237         1,626
    Provision for policy claims                                         34           145
    Office occupancy and operations                                    678           486
    Taxes and licenses                                                 255           187
    Professional fees                                                   83            40
    Other                                                              270           195
                                                                 ---------     ---------

                           Total expenses                            4,918         4,157
                                                                 ---------     ---------

INCOME (LOSS) BEFORE INCOME TAXES                                     (135)         (216)

INCOME TAX BENEFIT                                                     (22)          (97)
                                                                 ----------   -----------

NET INCOME (LOSS)                                                $    (113)    $    (119)
                                                                 =========     =========

See notes to consolidated financial statements.

SOUTHERN CAPITAL CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (Unaudited)
(amounts in thousands)

- ------------------------------------------------------------------------------------------------------------------



                                                                                       1996              1995
OPERATING ACTIVITIES:
     Net income (loss)                                                               $ (114)           $   (120)
     Adjustments to reconcile net income (loss)
        to net cash used in operating activities:
        Depreciation                                                                     57                  41
        Gain on sale of property and equipment                                          (19)
        Gain on sale of investments                                                     (88)                (47)
        Net amortization of premium on bonds                                              2                   3
        Amortization of negative goodwill                                              (121)               (149)
        Change in assets and liabilities:
           Premiums and fees receivable                                                 (51)                 50
           Accounts receivable reinsurer                                                 18
           Refundable income taxes                                                      117                 (38)
           Accrued interest receivable                                                  (16)                 (5)
           Other assets                                                                 (87)                (14)
           Accounts payable                                                            (101)                (11)
           Reserve for policy claims                                                   (119)                (26)
           Other liabilities                                                            (13)                (46)

                           Net cash used in operating activities                       (535)               (362)

INVESTING ACTIVITIES:
     Proceeds from sale of investments available for sale                               471                 281
     Proceeds from maturities of investments held to maturity                           360                 102
     Proceeds from sale of time deposits                                                 55                  52
     Purchase of investments available for sale                                                              (1)
     Purchase of investments held to maturity                                          (238)                 99
     Purchase of time deposits                                                                              (53)
     Payments received on notes receivable                                               (3)
     Proceeds from sale of property and equipment                                       158
     Purchase of property and equipment                                                (149)                (97)
     Purchase of foreclosed property                                                   (227)
                           Net cash provided by (used in) investing activities          427                 185

                                                               (Continued)

SOUTHERN CAPITAL CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (Unaudited)
(amounts in thousands)

- ---------------------------------------------------------------------------------------


                                                                                       1996              1995
FINANCING ACTIVITIES - Proceeds from Borrowings                                         696
FINANCING ACTIVITIES - Principal repayments on borrowings                              (13)               0
                                                                                    --------------     ----------
                Net cash provided by (used in financing activities                     683
NET DECREASE IN CASH                                                                   575              (177)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                           407               591
                                                                                    --------------     ----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                               $ 982              $414
                                                                                     ==============     =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
     Cash paid during the year for interest expense                                  $   11              $  0
     Cash received during the year for income tax refund                             $   79              $  0


See notes to consolidated financial statements.

SOUTHERN CAPITAL CORP. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SIX MONTHS ENDED JUNE 30, 1996 AND 1995 (Unaudited)
- ------------------------------------------------------------------------


1.    BASIS OF PRESENTATION

      The interim financial information presented herein as of June 30, 1996 and for the six months ended June 30, 1996 and 1995 is unaudited. The financial information reflects all normal recurring adjustments. Accounting policies followed by Southern Capital Corp. (" Southern Capital"), are described in Note 1 to the audited financial statements as of December 31, 1995. The audited financial statements for 1995 should be read in conjunction with these interim financial statements. These interim financial statements reflect the effects of the acquisition by Firstmark Corp. ("Firstmark"), on June 7, 1996 as described in Note 2.

2.    FIRSTMARK ACQUISITION

      As part of the Firstmark merger, the shareholders of Southern Capital received 40,000 shares of Firstmark Series B, cumulative, non-voting preferred stock, par value $.20 per share. The preferred stock is not convertible by the holders, but may be converted by Firstmark into not less than 2,000,000 shares of Firstmark common stock, subject to adjustment if the price of Firstmark stock is less than $4.00 per share at the time of conversion. If not converted by Firstmark sooner, the preferred stock begins accruing dividends after January 1, 1997 and is redeemable at the option of the holders at a price of $200 per share after June 30, 1998.